UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Glacéau Agreement. On June 29, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”), The Coca-Cola Company and Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, entered into an agreement (the “Glacéau Agreement”), pursuant to which the Company will commence the distribution, promotion, marketing and sale of Glacéau brand beverage products as of January 1, 2017 in certain territories located in portions of Delaware, Maryland, Virginia and the District of Columbia in which the Company is currently authorized to distribute products of The Coca-Cola Company (the “Glacéau Territory”). The Glacéau brand beverage products, which include Glacéau vitaminwater brand nutrient-enhanced beverages and Glacéau Smartwater brand electrolyte-enhanced water (collectively, the “Products”), are currently distributed within the Glacéau Territory by a third party distributor pursuant to one or more existing distribution agreements with a wholly-owned subsidiary of The Coca-Cola Company (the “Third-Party Distribution Agreement”). The Coca-Cola Company has notified the Company that it is terminating the Third-Party Distribution Agreement such that, effective January 1, 2017, the current distributor will no longer be authorized to distribute the Products within the Glacéau Territory.

The Company is party to various comprehensive beverage agreements (“CBAs”) with CCR and The Coca-Cola Company which authorize the Company to distribute, promote, market and sell certain beverage brands owned by The Coca-Cola Company, including the Products and other Glacéau beverage products, in certain geographic territories (collectively, the “CBA Territory”) on an exclusive basis, subject to exceptions that include any contractual commitments with customers or distributors that The Coca-Cola Company was a party to at the time the Company and CCR entered into the applicable CBA. The Glacéau Agreement provides that, effective January 1, 2017, the Company may commence with the distribution, promotion, marketing and sale of the Products (and any other Glacéau beverage products authorized under the applicable CBA) within the portion of the Glacéau Territory located within the Company’s CBA Territory, pursuant to the terms and conditions set forth in the applicable CBA. In addition, certain portions of the Glacéau Territory are located within territory the Company serves pursuant to other bottling agreements that were in effect prior to its entrance into the CBAs (the “Legacy Territory”). Pursuant to the Glacéau Agreement, The Coca-Cola Company authorized the Company to distribute, promote, market and sell the Products in the portions of the Glacéau Territory located within the Company’s Legacy Territory commencing on January 1, 2017. This authorization shall remain valid and effective as long as the Company’s authorization to distribute Products in any other portions of its Legacy Territory remains in full force and effect under applicable bottling agreements.

In consideration for the Company’s opportunity to commence the distribution, promotion, marketing and sale of the Products in the Glacéau Territory on January 1, 2017, the Glacéau Agreement requires the Company to make a payment to The Coca-Cola Company (the “Termination Payment”) equal to the portion of the total termination payment The Coca-Cola Company is obligated to make and pays to the current distributor of the Products upon termination of the Third-Party Distribution Agreement (as determined pursuant to its terms) that is applicable to the Glacéau Territory. The Termination Payment must be paid in full by the later of (i) January 31, 2017 and (ii) ten business days after the Company’s receipt of certain certifications from The Coca-Cola Company as to the amount and calculations of the Termination Payment. The Company anticipates that the Termination Payment will be approximately $16 million to $18 million.

Description of Glacéau Agreement is Qualified by Full Text. The foregoing descriptions of the Glacéau Agreement is only a summary and is qualified in its entirety by the full text of such agreement and all exhibits thereto, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “project,” “should,” “plan,” “expect,” “anticipate,” “believe,” “estimate” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” found in the Company’s Annual Reports on Form 10-K’s and its Quarterly Reports on Form 10-Q’s on file with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

10.1	Glacéau Agreement, dated June 29, 2016, by and between The Coca-Cola Company, Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: July 5, 2016	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President & Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: June 29, 2016	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

10.1	Glacéau Agreement, dated June 29, 2016, by and between The Coca-Cola Company, Coca-Cola Refreshments USA, Inc. and Coca-Cola Bottling Co. Consolidated.	Filed herewith.